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                                                                     EXHIBIT 1.1

                             JOINT FILING AGREEMENT

This Joint Filing Agreement (this "Agreement") is made as of October 6, 2006 among Asia Pacific Online Limited, a corporation organized under the laws of the Cayman Islands, Mr. Peter Yip and Ms. Nicola Chu Ming Nga (collectively, the "Joint Filers").

                             BACKGROUND INFORMATION

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Joint Filers desire to satisfy any filing obligation under Section 13(d) of the Exchange Act by a single joint filing.

                             STATEMENT OF AGREEMENT

The Joint Filers hereby acknowledge the accuracy of the foregoing Background Information and hereby agree as follows:

1. The Schedule 13D with respect to the Class A Common Shares, par value $0.00025 per share, of CDC Corporation (to which this Joint Filing Agreement is an exhibit) is filed on behalf of each of the Joint Filers.

2. Each of the Joint Filers is eligible to use Schedule 13D for the filing of information therein contained.

3. Each of the Joint Filers is responsible for the timely filing of Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; provided, however, that each such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

                                        ASIA PACIFIC ONLINE LIMITED


                                        By /s/ Peter Yip
                                           -------------------------------------
                                        Name: Peter Yip
                                        Title: Director


                                        /s/ Peter Yip
                                        ----------------------------------------
                                        Peter Yip


                                        /s/ Nicola Chu Ming Nga
                                        ----------------------------------------
                                        Nicola Chu Ming Nga